                                                                    EXHIBIT 21.1

                           DIGITAL MICROWAVE CORPORATION

                                LIST OF SUBSIDIARIES


                               DMC Telecom U.K. Ltd.
                              East Kilbride, Scotland

                              DMC Telecom Canada, Inc.
                             Etobicoke, Ontario, Canada

                                DMC do Brazil Ltda.
                                  Campinas, Brazil

                            DMC de Mexico, S.A. de C.V.
                                Mexico City, Mexico

                      Digital Microwave India Private Limited
                                  New Delhi, India

                           DMC Telecom Philippines, Inc.
                             Metro Manila, Philippines

                                   Granger, Inc.
                                 San Antonio, Texas

                               MAS Technology Limited
                              Wellington, New Zealand

                         NZ Telecoms (Proprietary) Limited
                      South Pretoria, Republic of South Africa